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                                                                                                                     Exhibit 12.1
                                                                                                                      12/12/2002

                                                                               ALABAMA POWER COMPANY

                                                             Computation of ratio of earnings to fixed charges for the
                                                                         five years ended December 31, 2001
                                                                      and the year to date September 30, 2002




                                                                                                 Year ended December 31,

                                                                    1997         1998           1999            2000

                                                              ------------------------------Thousands of Dollars--------


EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                  $    840,108      $   896,380      $ 903,557      $  962,223
      AFUDC - Debt funds                                          4,855            4,664         11,010          20,197
                                                           ------------      -----------      ---------      ----------

         Earnings as defined                               $    844,963      $   901,044      $ 914,567      $  982,420
                                                           ============      ===========      =========      ==========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                            $    169,536      $   194,559      $ 193,968      $  222,530
   Interest on affiliated loans
   Interest on interim  obligations                              22,787           11,012          9,865          10,759
   Amort of debt disc, premium  and expense, net                  9,657           42,506         11,171          11,668
   Other interest  charges                                       42,381           40,445         39,819          38,661
                                                           ------------      -----------      ---------      ----------
         Fixed charges as defined                          $    244,361      $   288,522      $ 254,823      $  283,618
                                                           ============      ===========      =========      ==========



RATIO OF EARNINGS TO FIXED CHARGES                               3.46             3.12           3.59            3.46

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                                                                                            Nine
                                                                                           Months
                                                                                           Ended
                                                                Year ended December 31,  September 30,

                                                                          2001            2002

                                                                    ---------------------------------


EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                               $ 925,031      $  836,562
      AFUDC - Debt funds                                                    9,569           5,176
                                                                        ---------      -----------

         Earnings as defined                                            $ 934,600      $  841,738
                                                                       ==========      ==========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                                         $ 220,627      $  157,006
   Interest on affiliated loans                                                               725
   Interest on interim  obligations                                        14,638           1,149
   Amort of debt disc, premium  and expense, net                           11,740           9,355
   Other interest  charges                                                 35,129          24,704
                                                                        ---------      ---------
         Fixed charges as defined                                       $ 282,134      $  192,939
                                                                        =========      ==========



RATIO OF EARNINGS TO FIXED CHARGES                                         3.31             4.36



Note:  The above  figures  have  been  adjusted  to  give  effect  to  ALABAMA  Power Company's  50% ownership  of  Southern
             Electric  Generating  Company.
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